ENERGY TRANSFER EQUITY, L.P.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information of Energy Transfer Equity, L.P. (“ETE”) reflects the pro forma impacts of (i) the Propane Transaction (as defined below), (ii) the Southern Union Merger (as defined below), (iii) the Sunoco Transaction (as defined below) and (iv) the Holdco Transaction (as defined below).
The unaudited pro forma condensed consolidated balance sheet gives effect to the Sunoco Transaction and Holdco Transaction as if they had occurred on June 30, 2012; the unaudited pro forma condensed consolidated statements of continuing operations assume that the Propane Transaction, Southern Union Merger, Sunoco Transaction and Holdco Transaction were consummated on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of continuing operations should be read in conjunction with (i) ETE's Annual Report on Form 10-K for the year ended December 31, 2011, (ii) ETE's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, (iii) Sunoco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011, (iv) Sunoco, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, (v) Sunoco Inc.'s Current Report on Form 8-K filed with the SEC on June 22, 2012, (vi) Sunoco, Inc.'s Current Report on Form 8-K filed with the SEC on September 13, 2012, (vii) Southern Union Company's Annual Report on Form 10-K for the year ended December 31, 2011 and (viii) Southern Union Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012.
The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Propane Transaction, Southern Union Merger, Sunoco Transaction and/or Holdco Transaction had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.
Propane Transaction
On January 12, 2012, Energy Transfer Partners, L.P. ("ETP") contributed its propane operations, consisting of Heritage Operating, L.P. ("HOLP") and Titan Energy Partners, L.P. ("Titan") (which we refer to collectively as the “Propane Business”) to AmeriGas Partners, L.P. (“AmeriGas”). ETP received approximately $1.46 billion in cash and approximately 29.6 million AmeriGas Common Units valued at $1.12 billion at the time of the contribution. AmeriGas also assumed approximately $71 million of existing HOLP debt. The cash proceeds were used to complete the redemption of $750 million of aggregate principal amount of ETP senior notes and to repay borrowings on ETP's revolving credit facility.

Southern Union Merger
On March 26, 2012, Sigma Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of ETE, completed its acquisition of Southern Union Company ("Southern Union"). Southern Union was the surviving entity in the merger.
Under the terms of the merger agreement, Southern Union stockholders received a total of approximately 56,982,160 ETE Common Units and a total of $3.01 billion of cash.

In connection with the Southern Union Merger on March 26, 2012, ETP completed its acquisition of CrossCountry Energy LLC ("CrossCountry"), a subsidiary of Southern Union which owns an indirect 50% interest in Citrus Corp. ETP paid $1.895 billion in cash and issued $105 million of ETP Common Units (the “Citrus Transaction”). ETP used cash proceeds from its completed public offering of $2 billion Senior Notes to fund the cash portion of the purchase price of the Citrus Transaction. ETE agreed to relinquish its rights to approximately $220 million of incentive distributions from ETP that ETE would otherwise be entitled to receive over 16 consecutive quarters.

Sunoco Transaction
On October 5, 2012, Sam Acquisition Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of ETP, completed its acquisition of Sunoco, Inc. ("Sunoco") in exchange for ETP Common Units and cash. Under the terms of the merger agreement, Sunoco shareholders received a total of approximately 54,971,724 ETP Common Units and a total of $2.60 billion of cash. ETP used Sunoco's cash on hand to partially fund the cash portion of the Sunoco Transaction consideration. The remainder of the cash portion of the purchase price was funded with borrowings on ETP's revolving credit facility.
Prior to the Sunoco Transaction, on September 8, 2012, Sunoco completed the exit from its Northeast refining operations by contributing the refining assets at its Philadelphia, Pennsylvania refinery and various commercial contracts to Philadelphia Energy Solutions ("PES"), a joint venture with The Carlyle Group, L.P. ("The Carlyle Group"). Sunoco also permanently idled the main refining processing units at its Marcus Hook, Pennsylvania refinery in June 2012. The Marcus Hook facility continued to support operations at the Philadelphia refinery prior to commencement of the PES joint venture. Under the terms of the joint venture agreement, The Carlyle Group contributed cash in exchange for a 67% controlling interest in PES. In exchange for contributing its Philadelphia refinery assets and various commercial contracts to the joint venture, Sunoco retained a 33% non-operating minority interest. For purposes of these pro forma financial statements, the Northeast refining operations are included in Sunoco's historical amounts, as such amounts have previously been reported by Sunoco, and pro forma adjustments have been included to eliminate the Northeast refining operations and to record the pro forma continuing impacts, including pro forma equity in earnings from the PES joint venture.

Holdco Transaction
Immediately following the closing of the Sunoco Transaction, ETE contributed its interest in Southern Union into ETP Holdco Corporation (“Holdco”), an ETP-controlled entity, in exchange for a 60% equity interest in Holdco. In conjunction with ETE's contribution, ETP contributed its interest in Sunoco to Holdco and will retain a 40% equity interest in Holdco. Prior to the contribution of Sunoco to Holdco, Sunoco contributed its interests in Sunoco Logistics Partners L.P. to ETP in exchange for 90,706,000 Class F Units representing limited partner interests in ETP ("Class F Units"). The Class F Units are entitled to 35% of the quarterly cash distribution generated by ETP and its subsidiaries other than Holdco, subject to a maximum cash distribution of $3.75 per Class F Unit per year. Pursuant to a stockholders agreement between ETE and ETP, ETP will control Holdco. Consequently, ETP will consolidate Holdco (including Sunoco and Southern Union) in its financial statements subsequent to consummation of the Holdco Transaction. Under the terms of the Holdco transaction agreement, ETE relinquished an aggregate of $210 million of incentive distributions over 12 consecutive quarters following the closing of the Holdco transaction.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2012
(in millions)

	ETE Historical	Sunoco Historical	Sunoco Transaction Pro Forma Adjustments*		ETE Pro Forma for Sunoco/Holdco Transactions

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$217	$1,884	$357	a	$217
			(2,241)	b
Accounts receivable, net of allowance for doubtful accounts	710	2,556	—		3,266
Accounts receivable from related companies	34	—	79	a	113
Inventories	444	462	(30)	a	1,430
			554	c
Exchanges receivable	60	—	—		60
Price risk management assets	46	—	—		46
Other current assets	173	198	—		371
Total current assets	1,684	5,100	(1,281)		5,503

PROPERTY, PLANT AND EQUIPMENT, net	21,908	3,547	(46)	a	28,570
			3,161	c

ADVANCES TO AND INVESTMENTS IN AFFILIATES	4,574	96	64	a	4,734
LONG-TERM PRICE RISK MANAGEMENT ASSETS	41	—	—		41
GOODWILL	3,459	134	(19)	a	6,564
			2,990	c
INTANGIBLE ASSETS, net	971	279	643	c	1,893
OTHER NON-CURRENT ASSETS, net	476	181	(34)	a	623
Total assets	$33,113	$9,337	$5,478		$47,928

* Includes pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture, as well as pro forma adjustments related to ETP's acquisition of Sunoco. Pro forma impacts of these transactions are reflected separately within this column, as described in the notes that follow.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2012
(in millions)

	ETE Historical	Sunoco Historical	Sunoco Transaction Pro Forma Adjustments*		ETE Pro Forma for Sunoco/Holdco Transactions

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$456	$3,210	$(940)	a	$2,726
Accounts payable to related companies	3	—	—		3
Exchanges payable	133	—	—		133
Price risk management liabilities	47	—	—		47
Accrued and other current liabilities	1,082	781	45	c	1,908
Current maturities of long-term debt	114	—	—		114
Total current liabilities	1,835	3,991	(895)		4,931

LONG-TERM DEBT, less current maturities	17,959	2,548	377	b	21,108
			224	c
PREFERRED UNITS	320	—	—		320
ACCUMULATED DEFERRED INCOME TAXES	1,936	283	521	a	3,892
			1,152	c
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	246	—	—		246
OTHER NON-CURRENT LIABILITIES	313	769	(8)	a	1,074
COMMITMENTS AND CONTINGENCIES
PREFERRED UNITS OF A SUBSIDIARY	72	—	—		72

EQUITY:
General Partner	—	—	—		—
Limited Partners	2,297	—	(2,618)	b	2,419
			2,740	c
Accumulated other comprehensive income	2	(200)	200	c	2
Shareholders' Equity	—	1,116	798	a	—
			(1,914)	c
Total partners’ capital	2,299	916	(794)		2,421
Noncontrolling interest	8,133	830	4,901	c	13,864
Total equity	10,432	1,746	4,107		16,285
Total liabilities and equity	$33,113	$9,337	$5,478		$47,928
* Includes pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture, as well as pro forma adjustments related to ETP's acquisition of Sunoco. Pro forma impacts of these transactions are reflected separately within this column, as described in the notes that follow.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Six Months Ended June 30, 2012
(in millions, except per unit data)

	ETE Historical	Propane Transaction Pro Forma Adjustments		Southern Union Merger Pro Forma Adjustments*		ETE as Adjusted for Completed Transactions		Sunoco Historical	Sunoco Transaction Pro Forma Adjustments**		ETE Pro Forma for Sunoco Transaction		Holdco Transaction Pro Forma Adjustments		ETE Pro Forma for Holdco Transaction
REVENUES	$3,665	$(93)	d	$634	h	$4,206		$24,435	$(9,224)	n	$19,417		$—		$19,417
COSTS AND EXPENSES:
Cost of products sold and operating expenses	2,450	(80)	d	447	h	2,727		22,972	(8,456)	n	17,243		—		17,243
				(90)	i
Depreciation and amortization	383	(4)	d	56	h	447		112	(3)	n	612		—		612
				12	j				56	o
Selling, general and administrative	271	(1)	d	24	h	294		309	(45)	n	548		—		548
									(10)	p
Impairment charges and other	—	—		—		—		108	4	n	100		—		100
									(12)	q
Total costs and expenses	3,104	(85)		449		3,468		23,501	(8,466)		18,503		—		18,503
OPERATING INCOME	561	(8)		185		738		934	(758)		914		—		914
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(495)	2	e	(51)	h	(570)		(86)	1	r	(655)		—		(655)
				(26)	k
Bridge loan related fees	(62)	—		—		(62)		—	—		(62)		—		(62)
Equity in earnings of affiliates	98	4	e	16	h	118		6	10	n	134		—		134
Gain on deconsolidation of Propane Business	1,057	(1,057)	f	—		—		—	—		—		—		—
Gains (losses) on disposal of assets	(2)	2	d	—		—		104	7	n	111		—		111
Loss on extinguishment of debt	(123)	115	g	—		(8)		—	—		(8)		—		(8)
Other, net	14	—		—		14		5	—		19		—		19
INCOME BEFORE INCOME TAX EXPENSE	1,048	(942)		124		230		963	(740)		453		—		453
Income tax expense	12	—		23	h	66		333	(285)	n	87		(32)	u	55
				31	l				(27)	s
INCOME FROM CONTINUING OPERATIONS	1,036	(942)		70		164		630	(428)		366		32		398
LESS: INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTEREST	816	(720)	d	2	m	98		140	42	t	280		57	v	337
INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARTNERS	220	(222)		68		66		490	(470)		86		(25)		61
GENERAL PARTNER'S INTEREST IN INCOME FROM CONTINUING OPERATIONS	1	(1)	d	—		—		—	—		—		—		—
LIMITED PARTNERS' INTEREST IN INCOME (LOSS)FROM CONTINUING OPERATIONS	$219	$(221)	d	$68		$66		$490	$(470)	t	$86		$(25)	v	$61
BASIC INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$0.87					$0.23	w				$0.31	w			$0.22	w
DILUTED INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$0.86					$0.23	w				$0.30	w			$0.21	w
* Includes Southern Union historical amounts and pro forma adjustments related to ETE's acquisition of Southern Union.
** Includes pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture, as well as pro forma adjustments related to ETP's acquisition of Sunoco.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Year Ended December 31, 2011
(in millions, except per unit data)

	ETE Historical	Propane Transaction Pro Forma Adjustments		Southern Union Merger Pro Forma Adjustments*		ETE as Adjusted for Completed Transactions		Sunoco Historical	Sunoco Transaction Pro Forma Adjustments*		ETE Pro Forma for Sunoco Transaction		Holdco Transaction Pro Forma Adjustments		ETE Pro Forma for Holdco Transaction
REVENUES	$8,241	$(1,427)	d	$2,666	h	$9,480		$45,328	$(16,527)	n	$38,281		$—		$38,281
COSTS AND EXPENSES:
Cost of products sold and operating expenses	6,102	(1,174)	d	1,860	h	6,773		44,119	(16,662)	n	34,230		—		34,230
				(15)	i
Depreciation and amortization	612	(78)	d	238	h	823		335	(150)	n	1,121		—		1,121
				51	j				113	o
Selling, general and administrative	292	(47)	d	90	h	314		598	(56)	n	856		—		856
				(21)	i
Impairment charges and other	—	—		—		—		2,629	(2,569)	n	60		—		60
Total costs and expenses	7,006	(1,299)		2,203		7,910		47,681	(19,324)		36,267		—		36,267
OPERATING INCOME (LOSS)	1,235	(128)		463		1,570		(2,353)	2,797		2,014		—		2,014
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(740)	71	e	(219)	h	(1,002)		(172)	1	r	(1,173)		—		(1,173)
				(114)	k
Equity in earnings of affiliates	117	55	e	99	h	271		15	(65)	n	221		—		221
Gain (Losses) on disposal of assets	(1)	3	d	—		2		13	(2)	n	13		—		13
Losses on non-hedged interest rate derivatives	(78)	—		—		(78)		—	—		(78)		—		(78)
Impairment of investment in affiliates	(5)	—		—		(5)		—	—		(5)		—		(5)
Other, net	17	(1)	d	2	h	18		31	—		49		—		49
INCOME BEFORE INCOME TAX EXPENSE(BENEFIT)	545	—		231		776		(2,466)	2,731		1,041		—		1,041
Income tax expense (benefit)	17	(4)	d	104	h	112		(1,063)	1,150	n	171		(61)	u	110
				(5)	l				(28)	s
INCOME (LOSS) FROM COTINUING OPERATIONS	528	4		132		664		(1,403)	1,609		870		61		931
LESS: INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTEREST	218	2	d	27	m	247		175	37	t	459		60	v	519
INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARTNERS	310	2		105		417		(1,578)	1,572		411		1		412
GENERAL PARTNER'S INTEREST IN INCOME FROM CONTINUING OPERATIONS	1	—		—		1		—	—		1		—		1
LIMITED PARTNERS' INTEREST IN INCOME (LOSS) FROM CONTINUING OPERATIONS	$309	$2	d	105		$416		$(1,578)	$1,572	t	$410		$1		$411
BASIC INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.39					$1.48	w				$1.46	w			$1.47	w
DILUTED INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.38					$1.48	w				$1.46	w			$1.46	w
* Includes Southern Union historical amounts and pro forma adjustments related to ETE's acquisition of Southern Union.
** Includes pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture, as well as pro forma adjustments related to ETP's acquisition of Sunoco.

ENERGY TRANSFER EQUITY, L.P.
NOTES TO UNAUDITED PRO FORMA INFORMATION

The unaudited pro forma condensed consolidated financial information presented above gives effect to multiple transactions. The unaudited pro forma condensed consolidated balance sheet gives effect to the Sunoco Transaction and the Holdco Transaction as if they had occurred on June 30, 2012. The unaudited pro forma condensed consolidated statements of continuing operations give effect to the Propane Transaction, Southern Union Merger, Sunoco Transaction and Holdco Transaction as if they were consummated on January 1, 2011. The Propane Transaction and the Southern Union Merger were consummated during the six months ended June 30, 2012 and are already reflected in ETE's historical consolidated balance sheet as of June 30, 2012; therefore, no pro forma balance sheet adjustments are necessary.
The unaudited pro forma condensed consolidated financial information reflected above includes separate adjustments for the Sunoco Transaction and the Holdco Transaction. These two transactions were entered into separately at different times; therefore, the pro forma financial information reflects separately the impacts of (i) the consummation of the Sunoco Transaction only and (ii) the consummation of the Holdco Transaction concurrent with the Sunoco Transaction.
The Sunoco historical amounts included in the unaudited pro forma condensed consolidated statement of continuing operations for the year ended December 31, 2011 have been adjusted from the amounts originally reported by Sunoco to reflect Sunoco's completion of the spin-off of SunCoke Energy Inc. in January 2012. The Sunoco amounts included in the unaudited pro forma condensed consolidated statement of continuing operations for the six months ended June 30, 2012 and the year ended December 31, 2011 have also been adjusted from the amounts originally reported by Sunoco to reflect Sunoco's exit from its Northeast refining operations.

a.
Represents the pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture to (i) reflect the cash proceeds of approximately $1.3 billion and notes receivable received by Sunoco in connection with the sale of the crude oil and refined product inventory of the Philadelphia refinery and the recognition of pretax inventory gains related to Sunoco's exit from its refinery operations in shareholders' equity, (ii) repay accounts payable of approximately $940 million to the Philadelphia refinery crude oil inventory with the cash proceeds, (iii) remove the refining assets contributed to the PES joint venture from Sunoco's consolidated balance sheet and reflect the 33% interest in the joint venture as an equity method investment and (iv) record deferred income tax expense associated with the inventory gains and the gain on the formation of the PES joint venture.

b.
To reflect the use of Sunoco's cash on hand to partially fund the cash portion of the Sunoco Transaction consideration. The remainder of the cash portion of the purchase price is assumed to be funded with long-term debt.

c.
To record the impacts of applying the purchase method of accounting to the Sunoco Transaction. These pro forma adjustments are based on management's preliminary estimates, which may change prior to the completion of the final valuation. The calculation of the estimated purchase price or the estimated fair values ultimately recorded for assets (including goodwill) and liabilities may differ materially from those reflected in the unaudited pro forma condensed consolidated balance sheet, and any such changes could cause our actual results to differ materially from those presented in the unaudited pro forma condensed consolidated statements of continuing operations.

The following is a preliminary estimate of the purchase price for Sunoco:

Total Sunoco shares paid in cash (in millions)	105
Cash conversion amount per Sunoco share	$25.00
Cash portion of purchase price (in millions)	$2,618

Total Sunoco shares converted to ETP Common Units (in millions)	105
Sunoco share conversion rate	0.5245
ETP Common Units issued (in millions)	55
ETP Common Unit closing price as of October 4, 2012	$41.62
Fair value of equity portion of purchase price (in millions)	2,287
Total consideration to be paid (in millions)	$4,905

The following summarizes the assumed allocation of the purchase price among the assets acquired and liabilities assumed in the merger (in millions):

Total current assets	$6,060
Property, plant and equipment	6,662
Goodwill	3,105
Intangible assets	922
Other assets	307
Total assets	17,056
Total current liabilities	3,096
Long-term debt	2,772
Deferred income taxes	1,956
Other non-current liabilities	761
Total Liabilities	8,585
Noncontrolling Interest	3,566
12,151
Total consideration to be paid	$4,905

The amount reflected for noncontrolling interest in the purchase price allocation above represents the acquisition date fair value of publicly held Sunoco Logistics Partners L.P. limited partner interests. The pro forma balance sheet adjustment also reflects approximately $2.2 billion representing the value to be recorded for the ETP Common Units issued to Sunoco's shareholders.

d.
To record the deconsolidation of ETP's propane operations in connection with the Propane Transaction and the related changes in amounts attributable to general partners, limited partners, and noncontrolling interests.

e.
To record the pro forma impacts from the consideration received in connection with the Propane Transaction, including (i) ETP's receipt of AmeriGas Common Units representing approximately 34% of the limited partner interests in AmeriGas and (ii) ETP's use of cash proceeds from the transaction to redeem long-term debt. The unaudited pro forma condensed consolidated statements of continuing operations include adjustments to reduce interest expense resulting from the repayment of (i) $402 million of outstanding borrowings on ETP's revolving credit facility based on the amount outstanding as of January 1, 2011 and (ii) the redemption of $750 million of aggregate principal amount of ETP's senior notes.

The unaudited pro forma condensed consolidated statements of continuing operations also include adjustments to equity in earnings of affiliates to reflect the net impact of (i) ETP's proportionate share of AmeriGas' income attributable to limited partners and (ii) amortization of the excess fair value associated with ETP's interest in

AmeriGas. ETP's equity in earnings of AmeriGas reflected in its unaudited pro forma condensed consolidated statements of continuing operations for the year ended December 31, 2011 are based on ETP's pro forma share of the earnings of AmeriGas for the twelve month period ended December 31, 2011 and the earnings of the Propane Business. For the six months ended June 30, 2012, a similar pro forma adjustment has been included for the period from January 1, 2012 to January 12, 2012 (the date of the completion of the Propane Transaction).

f.
To eliminate the gain recognized by ETP in connection with the deconsolidation of the Propane Business. This gain is eliminated from the unaudited pro forma condensed consolidated statement of continuing operations because it would not have a continuing impact on ETP's results of operations.

g.
To eliminate ETP's loss on extinguishment of debt recognized during the six months ended June 30, 2012. The loss on extinguishment of debt was recognized in connection with the redemption of $750 million of ETP's senior notes, as discussed above. The loss on extinguishment of debt is eliminated from the unaudited pro forma condensed consolidated statement of continuing operations because it would not have a continuing impact on ETP's results of operations.

h.	To record the Southern Union income and expense amounts related to the predecessor period from January 1, 2012 to March 25, 2012 and the year ended December 31, 2011.

i.
To eliminate merger-related costs incurred by ETE and Southern Union. These costs are eliminated from ETE's unaudited pro forma condensed consolidated statement of continuing operations because such costs would not have a continuing impact on results of operations.

j.
To record incremental depreciation and amortization expense related to estimated fair values recorded in purchase accounting. Depreciation expense is estimated based on a weighted average useful life of 24 years.

k.
To record interest expense at ETE's actual rate of 3.74% from borrowings of approximately $1.1 billion in connection with the Southern Union Merger. This adjustment also includes interest expense on ETP's borrowings of $1.895 billion at an actual weighted average rate of 5.85% to fund the Citrus Transaction.

To adjust amortization included in interest expense to (i) reverse historical amortization of financing costs and fair value adjustments related to debt and (ii) record amortization related to the pro forma adjustment of Southern Union's debt to fair value.

l.	To record the pro forma income tax impact related to Southern Union pro forma adjustments to pre-tax income.

m.
To record the change in net income attributable to ETP's public unitholders as a result of the Citrus Transaction. This adjustment includes the impacts from (i) incremental income recorded by ETP from its equity method investment in Citrus Corp., (ii) the change in the relative ownership interests among the general partner and the limited partners as a result of ETP's issuance of $105 million of ETP Common Units in connection with the Citrus Transaction, and (iii) the impact for the periods presented of ETE's relinquishment of $13.75 million per quarter of incentive distributions in connection with the Citrus Transaction.

n.
Represents the pro forma adjustments to reflect Sunoco's exit from its Northeast refining operations and formation of the PES joint venture to (i) eliminate the Northeast refining operations' historical amounts from Sunoco's statement of continuing operations including revenues of approximately $16.3 billion and $31 billion for the six months ended June 30, 2012 and for the year ended December 31, 2011, respectively, (ii) restore intercompany sales by Sunoco's Northeast refining operations to its retail marketing segment eliminated above of $7.1 billion and $14.5 billion for the six months ended June 30, 2012 and for the year ended December 31, 2011, respectively, and (iii) reflect equity income (loss) related to Sunoco's 33% interest in PES.

o.
To record incremental depreciation and amortization expense related to estimated fair values recorded in purchase accounting. Depreciation expense is estimated based on a weighted average useful life of 28 years.

p.	To eliminate merger-related costs incurred by ETP because such costs would not have a continuing impact on results of operations.

q.	To eliminate merger-related costs incurred by Sunoco because such costs would not have a continuing impact on results of operations.

r.
To record interest expense from incremental debt assumed to be issued in connection with the Sunoco Transaction. This adjustment is net of amortization assumed to be recorded on the fair value debt adjustment, which amortization was estimated to be $25 million for the year ended December 31, 2011 and $12 million for the six months ended June 30, 2012.

s.
To record pro forma income tax impacts resulting from assumed income recorded by Sunoco with respect to its ownership of ETP's Class F units, offset by the assumed reduction of Sunoco's income from the deconsolidation of Sunoco Logistics Partners L.P. Although the assumed change to Sunoco's income would not impact ETE's pro forma consolidated pre-tax income, a pro forma income tax adjustment is necessary due to the significantly different effective income tax rates of ETE and Sunoco.

t.	To reflect changes in amounts attributable to general and limited partners and noncontrolling interest based on Sunoco pro forma merger adjustments to net income.

u.	To record pro forma income tax benefit for Holdco resulting from intercompany debt issued in connection with the Holdco Transaction.

v.
To record changes to the general and limited partners interest in net income and noncontrolling interest resulting from the Holdco Transaction. The pro forma adjustment to noncontrolling interest is based on an allocation of 60% of Holdco's pro forma income to ETE.

w.	The pro forma basic and diluted average number of units outstanding used to calculate ETE's pro forma income per limited partner unit is calculated as follows:

	Basic Average Number of Units Outstanding		Diluted Average Number of Units Outstanding
	Six months ended June 30, 2012	Year ended December 31, 2011	Six months ended June 30, 2012	Year ended December 31, 2011
ETE historical	253,343,028	222,968,261	253,343,028	222,968,261
Effect of units issued in connection with the Southern Union merger	26,612,547	56,982,160	26,612,547	56,982,160
ETE as adjusted for the Southern Union merger	279,955,575	279,950,421	279,955,575	279,950,421